UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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SENTINEL GROUP FUNDS, INC. _________________________________________________
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Information regarding the proposed reorganization of the Sentinel Funds into the Touchstone Funds

Please let this email serve as notice that the Proxy relating to the proposed reorganization of Sentinel Funds into Touchstone Funds is being mailed to shareholders eligible to vote.

An overview of the proposal is given in this video by Touchstone president Steve Graziano.

Below is an outline of the proposed changes, with links to a short recording by each Fund's current or anticipated future manager explaining the team's process:

Sentinel Fund	Touchstone acquiring Fund	Manager audio/video
Sentinel Common Stock Fund	Touchstone Large Cap Focused Fund	James Wilhelm
Sentinel Small Company Fund	Touchstone Small Company Fund	Jason Ronovech, CFA (unchanged)

Sentinel International Equity Fund	Touchstone International Equity Fund	Andrew Boczek (unchanged)
Sentinel Sustainable Core Opportunities Fund	Touchstone Sustainability and Impact Equity Fund	Jimmy C. Chang, CFA David P. Harris, CFA
Sentinel Balanced Fund	Touchstone Balanced Fund	Tim Policinski, CFA Daniel Carter, CFA

Sentinel Multi-Asset Income Fund	Touchstone Flexible Income Fund	Pete Kwiatkowski, CFA David L. Withrow, CFA Mitchell L. Stapley, CFA John Cassady, CFA
Sentinel Total Return Bond Fund and Sentinel Government Securities Fund	Touchstone Active Bond Fund	Tim Policinski, CFA Daniel Carter, CFA
Sentinel Low Duration Bond Fund	Touchstone Ultra Short Duration Fixed Income Fund	Scott Weston Brent A. Miller, CFA

Please see the proposed merger's press release and Q&A document for more detailed information.

Shareholders will receive the following voting instructions with the proxy:

To vote by Internet

1.	Read the Proxy Statement and have the proxy card at hand.
2.	Go to website www.proxyvote.com.

3.	Follow the instructions provided on the website.

To vote by Telephone

1.	Read the Proxy Statement and have the proxy card at hand.
2.	Call 1-800-690-6903.

3.	Follow the instructions.

To vote by Mail

1.	Read the Proxy Statement.

2.	Check the appropriate box on the proxy card.
3.	Sign and date the proxy card.

4.	Return the proxy card in the envelope provided.

To learn more, reply to this email or call 800.233.4332 and visit sentinelinvestments.com.

Thank you.

______________________________________________________________________________________________________

Under an agreement signed between Sentinel Asset Management, Inc., the Sentinel Funds' investment adviser ("Sentinel"), and Touchstone Advisors, Inc., Touchstone has agreed to acquire certain assets related to Sentinel's business of providing investment advisory services to the Sentinel Funds. Closing of the transaction is subject to customary closing conditions, including the approval of the shareholders of each applicable series of Sentinel Group Funds, Inc., and is expected to be completed later in 2017. More information can be obtained at sentinelinvestments.com.

International securities are subject to political influences, currency fluctuations and economic cycles that may be unrelated to those affecting the domestic financial markets and may experience wider price fluctuations than US domestic securities. Small and mid-sized company stocks can be more volatile than large company stocks. Large company stocks as a group could fall out of favor with the market and underperform investments that focus on small and mid-sized company stocks. Bonds with lower credit ratings are more speculative and likely to default than higher quality bonds and tend to fluctuate more widely in value. Certain Funds are subject to credit and interest rate risk. Bond values will generally decrease when interest rates rise and will generally increase when interest rates fall. Mortgage-backed securities (MBS) are subject to prepayment risk. These risks may result in greater share price volatility. Convertible securities are subject to the risks associated with both fixed income securities and common stocks. The Sentinel Sustainable Core Opportunities Fund's environmental, social and corporate governance criteria may cause the Fund to forgo opportunities to buy certain securities, and/or forgo opportunities to gain exposure to certain industries, sectors, regions and countries. In addition, the Sentinel Sustainable Core Opportunities Fund may be required to sell a security when it might otherwise be disadvantageous for it to do so. Fund shares are not insured or guaranteed by the US Government or its agencies.

Certain Funds may use derivatives, which are financial contracts whose value depends upon or is derived from the value of an underlying asset, reference rate, or index. The Funds may use derivatives as part of a strategy designed to reduce exposure to certain risks, such as risks associated with changes in interest rates, or currency or credit risk ("hedging"). The use of derivatives may reduce the Funds' return and increase the volatility in movements in the Funds' net asset value. For additional information regarding the use of derivatives, please see the Funds' current prospectus.

FOR BROKER-DEALER AND INSTITUTIONAL USE ONLY. NOT FOR PUBLIC DISTRIBUTION.

Before investing, carefully consider a fund's objectives, risks, charges and expenses. Summary and full prospectuses containing this and other information are available from sentinelinvestments.com. Please read them carefully.

National Life Group® is a trade name of National Life Insurance Company, founded in Montpelier, VT in 1848 and its affiliates. Sentinel Investments is the unifying brand name for Sentinel Financial Services Company, Sentinel Asset Management, Inc., and Sentinel Administrative Services, Inc. Sentinel Funds are distributed by Sentinel Financial Services Company, One National Life Drive, Montpelier, VT 05604, 800.233.4332, www.sentinelinvestments.com.

Steve Graziano - Sentinel Acquisition

On April 19, 2017, Touchstone Advisors and Sentinel Asset Management announced that Touchstone would acquire certain assets relating to Sentinel’s business of providing investment advisory and investment management services to the Sentinel mutual funds.

The purchase agreement calls for nine Sentinel retail funds and four Sentinel variable products funds to be reorganized into either existing or newly created Touchstone funds. Following the reorganizations, Touchstone will advise the funds.

It is anticipated that the Sentinel Small Company and International Equity funds will be reorganized into newly created Touchstone funds. The funds will be managed by the current Sentinel teams as part of Fort Washington Investment Advisors, Inc.’s team of investment professionals. Like Touchstone, Fort Washington is a wholly owned subsidiary of Western & Southern Financial Group.

The Sentinel Common Stock Fund is expected to be reorganized into a newly created Touchstone fund managed by a team led by Jamie Wilhelm, managing director and head of public equities at Fort Washington. He and his team currently manage the Touchstone Focused Fund.

The Sentinel Balanced Fund is expected to be reorganized into a newly created Touchstone fund managed by a team led by Timothy Policinski, managing director and senior portfolio manager at Fort Washington.

The Sentinel Government Securities, Total Return Bond, Low Duration Bond, Multi-Asset Income and Sustainable Core Opportunities funds are expected to be reorganized into existing Touchstone funds managed by the funds’ current investment professionals at Fort Washington, ClearArc Capital and Rockefeller & Co.

Completion of the transaction is subject to customary closing conditions, including the approval of the boards of Sentinel Group Funds, Inc., and Sentinel Variable Products Trust, as well as the approval of the shareholders of each applicable series of Sentinel Group Funds and Sentinel Variable Products Trust. The transaction is expected to be finalized in late 2017.

Touchstone remains dedicated to its sub-advised mutual fund approach and is committed to offering actively managed investment products based on partnerships with premier money managers. This acquisition reflects Touchstone’s continued commitment to being distinctively active in providing investors with access to best-in-class institutional money managers through its mutual funds.

Please consider the investment objectives, risks, charges and expenses of the fund carefully before investing. The prospectus and the summary prospectus contain this and other information about the Fund. To obtain a prospectus or a summary prospectus, contact your financial advisor or download and/or request one at TouchstoneInvestments.com/literature-center or call Touchstone at 800.638.8194. Please read the prospectus and/or summary prospectus carefully before investing.

Touchstone Funds are distributed by Touchstone Securities, Inc.*

*A registered broker-dealer and member FINRA and SIPC

Touchstone is a member of Western & Southern Financial Group

Not FDIC Insured | No Bank Guarantee | May Lose Value

© 2017, Touchstone Securities, Inc.

TSF-2339-1706

Jamie Wilhelm – All Cap Focused Equity and Large Cap Focused Equity strategies

I’m Jamie Wilhelm and I’m the lead portfolio manager for the All Cap Focused Equity and Large Cap Focused Equity strategies at Fort Washington Investment Advisors. We believe we have a distinctive approach to active management that allows us the opportunity to achieve repeatable, long-term outperformance through an analytical advantage.

First and foremost, we are value investors because value investing takes advantage of the one thing that will never be arbitraged away over time and that is irrational human behavior. The key is how do you know when you are getting to buy a business at a price that doesn’t make sense. The way we define this is every business we buy in our portfolios is priced for one common element; that is the equity price reflects that the business is going to earn very low returns on capital in the future. And once we know that we have to answer one critical question; how hard is it for competition to get into the business; said another way how are the barriers to entry of the business. Because if it is hard for competition to get into the business that increases the odds the business will earn attractive returns on capital over time and therefore the market is wrong in how the equity is priced.

What is important is there are 3 ways we go about buying businesses priced for low returns on capital. 1st, sometimes we will buy businesses at replacement value which is simply what would it cost to replicate the business from scratch today. 2nd, we will sometimes buy businesses at earnings power value which is where you are only paying for the present value of cash flows from the existing assets of a company. Last, we will sometimes pay for franchise value or future value creation but we always try to limit the amount we are paying for the future. Whether we pay replacement value, earnings power value or franchise value for a business depends on the level of the returns on capital and on the strength of the barriers to entry. The key point is the more we pay above replacement value the higher the returns on capital and more formidable the barriers to entry need to be.

What is really important to understand about our process is the way we value businesses. It allows us to marry the valuation conversation with the barrier to entry thinking. It is our secret sauce and something you cannot do with all other ways of valuing companies such as PEs or EBITDA multiples for example.

With regard to barriers to entry, we have a common language as a team in order to create repeatability in the process. Specifically we believe there are 4 types of barriers to entry: a supply barrier which is basically a cost advantage, a demand barrier which is customer captivity, economies of scale, and government barriers.

The strength of any of these given barriers are evidenced by a company’s market share stability, pricing power, return on capital, and return on capital stability. Once we have assessed the barriers to entry for a company and used this analysis to inform our valuation work, we utilize a formal ranking system to determine position weights in the portfolios.

Knowing when to sell a company is equally important as knowing when to buy. We are predominately selling for two reasons: the company has reached our valuation target or the capital is needed for a more attractive idea.

With regard to the team implementing these beliefs - all of the team members that make up the six person management team have been selected based on very specific criteria to ensure philosophical continuity across the team. As I built the team I knew every team member for many years before they joined our firm, each member had deep sector experience in their respective area of coverage and most importantly each person had it in their DNA to believe in our way of valuing businesses prior to joining our firm.

So in closing, besides our differentiated valuation framework and focus on barriers to entry we like to run portfolios in a concentrated manor. Our portfolios tend to own approximately 25 to 40 businesses as we believe our substitute is a passive strategy so we need to focus in on the very best ideas in the marketplace and utilize a superior process in order to create value over a full market cycle.

Please consider the investment objectives, risks, charges and expenses of the fund carefully before investing. The prospectus and the summary prospectus contain this and other information about the Fund. To obtain a prospectus or a summary prospectus, contact your financial advisor or download and/or request one at TouchstoneInvestments.com/literature-center or call Touchstone at 800.638.8194.

Past performance is not indicative of future results. This should not be construed as investment advice.

Touchstone and Fort Washington are members of Western & Southern Financial Group

Touchstone Funds are distributed by Touchstone Securities, Inc.*

*A registered broker-dealer and member FINRA and SIPC

Not FDIC Insured | No Bank Guarantee | May Lose Value

© 2017, Touchstone Securities, Inc.

TSF-2329-1706

Pete Kwiatkowski – Flexible Income Fund

I’m Pete Kwiatkowski and I manage the Touchstone Flexible Income Fund, sub-advised by ClearArc Capital of Cincinnati, Ohio. The portfolio management team has 17 years average experience, with most of that experience here at ClearArc. Our firm and this strategy emphasize high current income with reasonable risk, which has served us well over the long run.

In addressing today’s low rate environment, we believe investors are better served by finding diversified and higher quality sources of income rather than chasing risk. Looking across capital structures and investing in a variety of global asset classes allows us to see value in a unique fashion. This unique process results in a high quality, diversified portfolio that has provided attractive current income while maintaining a low correlation to both equity and fixed income over the long run. (Correlation defined on screen.)

The Touchstone Flexible Income Fund is dynamic in its ability to hedge against volatile interest rate or credit environments on a global scale. The fund seeks high current income from markets around the world, in any capital structure where relative value may be found. Our unique, high quality asset class mix means venturing beyond traditional bonds – including Preferred stocks, for example, because of their diversification, quality, and income benefits relative to other options in the market.

Our portfolio holdings move independently over time, and we limit exposures to high yield and emerging markets debt due to their increased correlation to equities, in order to produce a unique return experience. Our prominent focus on high quality, low leverage and transparency seeks to limit volatility and downside risk. Historically, the Fund’s targeted mix of income producing asset classes along with its flexibility has produced a relatively low correlation to both stocks and bonds. Portfolio risks are actively managed by our experienced team in an effort to produce enhanced risk-adjusted returns.

Although diversification and asset allocation can neither assure a profit nor eliminate the risk of loss in a declining market, by combining investments that respond differently to certain types of risk, and our ability to hedge certain risks, the fund’s potential for gains under varying market conditions can increase.

In sum, the Fund’s distinctive flexibility in targeting a mix of global assets seeks to generate a high level of income and a reduced correlation to traditional asset classes. It aims to balance the need for yield generation with solid risk management. Historically, its approach has produced competitive results to outpace the general bond market. The strategy has withstood the test of time since its inception over a decade ago and has evolved to meet the changing demands of the market.

A Word About Risk

The Fund invests in equities which are subject to market volatility and loss. The Fund invests in stocks of large-cap companies which may be unable to respond quickly to new competitive challenges. The Fund invests in stocks of small- and mid-cap companies, which may be subject to more erratic market movements than stocks of larger, more established companies. The Fund invests in value stocks which may not appreciate in value as anticipated or may experience a decline in value. The Fund invests in foreign securities which carry the associated risks of economic and political instability, market liquidity, currency volatility and differences in accounting standards. The Fund invests in preferred stocks which are relegated below bonds for payment should the issuer be liquidated. The fixed dividend may be less attractive in a rising interest rate market. The Fund invests in REITs; the risks are similar to those associated with direct ownership of real estate. Shareholders will indirectly bear the additional expenses of investing in REITs. The Fund invests in convertible securities which are subject to the risks of both debt securities and equity securities. The Fund invests in debt securities which can lose their value as interest rates rise and are subject to credit risk which is the risk of deterioration in the financial condition of an issuer and/or general economic conditions that can cause the issuer to not make timely payments of principal and interest also causing the securities to decline in value and an investor can lose principal. When interest rates rise, the price of debt securities generally falls. Longer term securities are generally more volatile. The Fund invests in investment grade debt securities which may be downgraded by a Nationally Recognized Statistical Rating Organization (NRSRO) to below investment grade status. The Fund invests in non-investment grade debt securities which are considered speculative with respect to the issuers’ ability to make timely payments of interest and principal, may lack liquidity and has had more frequent and larger price changes than other debt securities. The Fund invests in U.S. government and agency securities which are neither issued nor guaranteed by the U.S. Treasury and are not guaranteed against price movements due to changing interest rates. The Fund invests in mortgage-backed securities and asset-backed securities which are subject to the risks of prepayment, defaults, changing interest rates and at times, the financial condition of the issuer. The Fund invests in other investment companies such as closed-end funds and ETFs which are subject to substantially the same risks as those associated with the direct ownership of the securities comprising the portfolios; however, the price movements of the investment companies may not track the underlying securities or market index; the value of their shares may be lower than the value of the portfolio securities, and may be illiquid and shareholders will bear, indirectly, the additional expenses of investing in other investment companies.

The Fund invests in derivatives such as forward currency exchange contracts, futures contracts, options and swap agreements. Derivatives can be highly volatile, illiquid and difficult to value, subject to counterparty and leverage risks and there is risk that changes in the value of a derivative held by the Fund will not correlate with the Fund’s other investments. Gains or losses from speculative positions in a derivative may be much greater than the original cost and potential losses may be substantial. The Fund may experience higher portfolio turnover which may lead to increased fund expenses, lower investment returns and higher short-term capital gains taxable to shareholders. Current and future portfolio holdings are subject to risk. The advisor engages the sub-advisor to manage the Fund’s portfolio; the sub-advisor’s judgment may impact the Fund’s performance.entities involved in the financing.

Please consider the investment objectives, risks, charges and expenses of the fund carefully before investing. The prospectus and the summary prospectus contain this and other information about the Fund. To obtain a prospectus or a summary prospectus, contact your financial advisor or download and/or request one at TouchstoneInvestments.com/literature-center or call Touchstone at 800.638.8194. Please read the prospectus and/or summary prospectus carefully before investing.

Touchstone Funds are distributed by Touchstone Securities, Inc.*

*A registered broker-dealer and member FINRA and SIPC

Touchstone is a member of Western & Southern Financial Group

Not FDIC Insured | No Bank Guarantee | May Lose Value

© 2017, Touchstone Securities, Inc.

TSF-2336-1706

Tim Policinski – Active Bond Fund

I’m Tim Policinski. Dan Carter and I work together as portfolio managers of the Touchstone Active Bond Fund, sub-advised by Fort Washington Investment Advisors. Our team has more than a quarter century average experience and draws on the support of a dedicated 30+ person fixed income team.

The Touchstone Active Bond Fund is an intermediate-term, investment grade bond fund. It seeks to provide high current income by investing in corporate, government (both U.S. and foreign sovereign debt) asset-backed and mortgage-related securities. We believe that measuring and allocating interest rate, credit and securitization risk on a valuation-driven basis provides the best opportunities to add value from a top-down basis. In addition, we believe that the tactical and efficient allocation of this risk provides the Fund the flexibility to adjust certain exposures in seeking to take advantage of changing market conditions. Effective execution of strategy themes by our highly specialized and dedicated sector analysts provides opportunities for additional value creation from a bottom up perspective.

Careful scrutiny of fixed income markets helps us uncover relative value opportunities and with the guidance of a specific risk budget, determine our investment themes. These themes include duration management, yield curve positioning, sector allocation and, on a limited basis, international exposure.

Our analysts then evaluate the relative opportunities in their respective sector and select specific securities using rigorous fundamental analysis in order to execute on the established investment themes. The Touchstone Active Bond Fund is diversified by sector, holdings and quality.

Fort Washington embodies long-term perspective and an uncompromised focus on investing. As such, valuation and fundamentals serve as our focal points. Historically, we believe our approach has provided investors with solid risk adjusted results.

A Word About Risk

The Fund invests in debt securities which can lose their value as interest rates rise and are subject to credit risk which is the risk of deterioration in the financial condition of an issuer and/or general economic conditions that can cause the issuer to not make timely payments of principal and interest also causing the securities to decline in value and an investor can lose principal. When interest rates rise, the price of debt securities generally falls. Longer term securities are generally more volatile.

The Fund invests in investment grade debt securities which may be downgraded by a Nationally Recognized Statistical Rating Organization (NRSRO) to below investment grade status. The Fund invests in non-investment grade debt securities which are considered speculative with respect to the issuers’ ability to make timely payments of interest and principal, may lack liquidity and has had more frequent and larger price changes than other debt securities. The Fund invests in U.S. government and agency securities which are neither issued nor guaranteed by the U.S. Treasury and are not guaranteed against price movements due to changing interest rates. The Fund invests in mortgage-backed securities and asset-backed securities which are subject to the risks of prepayment, defaults, changing interest rates and at times, the financial condition of the issuer. The Fund invests in mortgage dollar rolls which involve increased risk and volatility, as the securities the Fund is required to repurchase may be worth less than the securities that the Fund originally held. The Fund invests in foreign securities which carry the associated risks of economic and political instability, market liquidity, currency volatility and differences in accounting standards. The Fund invests in emerging markets securities which are more likely to experience turmoil or rapid changes in market or economic conditions than developed countries. The fund invests in sovereign debt securities which are issued by foreign governments whose respective economies could have an important effect on their ability or willingness to service their debt which could affect the value of the securities. The Fund invests in derivatives such as forward currency exchange contracts, futures contracts, options and swap agreements. Derivatives can be highly volatile, illiquid and difficult to value, subject to counterparty and leverage risks and there is risk that changes in the value of a derivative held by the Fund will not correlate with the Fund’s other investments. Gains or losses from speculative positions in a derivative may be much greater than the original cost and potential losses may be substantial. The Fund may experience higher portfolio turnover which may lead to increased fund expenses, lower investment returns and higher short-term capital gains taxable to shareholders. Current and future portfolio holdings are subject to risk. The advisor engages the sub-advisor to manage the Fund’s portfolio; the sub-advisor’s judgment may impact the Fund’s performance.

Please consider the investment objectives, risks, charges and expenses of the fund carefully before investing. The prospectus and the summary prospectus contain this and other information about the Fund. To obtain a prospectus or a summary prospectus, contact your financial advisor or download and/or request one at TouchstoneInvestments.com/literature-center or call Touchstone at 800.638.8194. Please read the prospectus and/or summary prospectus carefully before investing.

Past performance is not indicative of future results. This should not be construed as investment advice.

Touchstone and Fort Washington are members of Western & Southern Financial Group

Touchstone Funds are distributed by Touchstone Securities, Inc.*

*A registered broker-dealer and member FINRA and SIPC

Not FDIC Insured | No Bank Guarantee | May Lose Value

© 2017, Touchstone Securities, Inc.

TSF-2334-1706

Tim Policinski – Multi-strategy

I’m Tim Policinski. Together, Dan Carter and I run Fort Washington’s multi-strategy approach to managing diversified, balanced portfolios. Our team has more than a quarter century average experience including a fixed income team made up of over 30 individuals and a six person equity team.

The strategy leverages Fort Washington’s distinctive capabilities across fixed income and public equities. We use explicit measures of valuation and risk across all asset classes and then translate that into a common denominator to guide the asset allocation from a top-down perspective. This asset allocation is coupled with bottom-up fundamental analysis to provide opportunities for additional value creation.

For fixed income, sector allocation, security selection and interest rate management have historically driven returns. It is important to note that we do not rely on long-term biases in our duration positioning. Rather, interest rate risk is actively managed through relative duration shifts, Treasury Inflation-Protected Securities and yield curve positioning.

For the equity portion, the unique process links valuation and business strategy. Likewise employing an actively managed approach, we seek to identify companies with attractive valuations coupled with high barriers to entry in constructing a high conviction portfolio of 25 to 40 securities.

Fort Washington embodies long-term perspective and uncompromised focus on investing. As such, valuation and fundamentals serve as our focal points. Historically, we believe our approach has provided investors with solid risk adjusted returns.

Please consider the investment objectives, risks, charges and expenses of the fund carefully before investing. The prospectus and the summary prospectus contain this and other information about the Fund. To obtain a prospectus or a summary prospectus, contact your financial advisor or download and/or request one at TouchstoneInvestments.com/literature-center or call Touchstone at 800.638.8194.

Past performance is not indicative of future results. This should not be construed as investment advice.

Touchstone and Fort Washington are members of Western & Southern Financial Group

Touchstone Funds are distributed by Touchstone Securities, Inc.*

*A registered broker-dealer and member FINRA and SIPC

Not FDIC Insured | No Bank Guarantee | May Lose Value

© 2017, Touchstone Securities, Inc.

TSF-2333-1706

Scott Weston – Ultra Short Duration Fixed Income

I’m Scott Weston. Brent Miller and I work together as the portfolio managers of the Touchstone Ultra Short Duration Fixed Income Fund, which is sub-advised by Fort Washington Investment Advisors. Our strategy is supported by a dedicated team of over 30 fixed income professionals averaging over 25 years of experience.

The portfolio management team views the Touchstone Ultra Short Duration Fixed Income fund as an extension of the money market sector — offering the potential for additional return in exchange for a modest degree of price volatility. Our buy-and-hold approach produces a distinctive portfolio with significant first-year cash flows and a short spread duration. Spread duration measures a portfolio’s sensitivity to changes in spread – a short spread duration helps to reduce price volatility, maximize reinvestment opportunity and is a key to managing risk in the ultra short space.

Fort Washington’s Ultra Short Duration strategy utilizes a multi-sector approach, but emphasizes structured products – Mortgage Backed Securities, Asset Backed Securities and Commercial Mortgage Backed Securities. The firm’s sector specialists employ advanced evaluation and risk management practices in what have become increasingly complex markets. This allows us to target those opportunities that we believe offer the most attractive risk/return characteristics, while preserving capital.

Fort Washington employs a disciplined investment process designed to maximize risk-adjusted returns – in other words, volatility of return is as important as the return itself. We maintain a long-term strategic sector allocation model which is updated over a period of three to five years. Tactical sector allocations, however, are more dynamic and are updated monthly using a data-driven approach combined with strong inter-sector communication. This allows us to identify relative value opportunities in a variety of asset classes over a shorter time horizon. A proprietary risk budgeting model is also used to assist in allocating risk, both at the portfolio level and the sector level.

We seek to achieve the Fund’s goals through what we believe is a lower risk approach by emphasizing these short duration mortgage-backed and asset-backed securities. These securities are backed by financial or hard assets which are held in bankruptcy-remote trusts which issue a “health” report monthly. This contrasts with corporate bonds which report less frequently, tend to have more idiosyncratic risk and can be less predictable. We also believe inefficiencies in these ABS and MBS markets make them attractive for active management.

The Fund maintains its duration at less than one year, which helps to reduce interest rate risk compared to longer duration portfolios or core bonds and it invests only in high quality, investment grade rated bonds. Additionally, the Fund seeks to avoid higher risk strategies, such as non-dollar currencies, high yield bonds and the use of leverage.

Fort Washington embodies a long-term perspective and an uncompromised focus on investing. Valuation, fundamentals and risk management serve as our focal points. We believe this approach has served our investors well, producing competitive returns with below average volatility.

A Word About Risk

The Fund invests in debt securities which can lose their value as interest rates rise and are subject to credit risk which is the risk of deterioration in the financial condition of an issuer and/or general economic conditions that can cause the issuer to not make timely payments of principal and interest also causing the securities to decline in value and an investor can lose principal. When interest rates rise, the price of debt securities generally falls. Longer term securities are generally more volatile. The Fund invests in investment grade debt securities which may be downgraded by a Nationally Recognized Statistical Rating Organization (NRSRO) to below investment grade status. The Fund invests in U.S. government and agency securities which are neither issued nor guaranteed by the U.S. Treasury and are not guaranteed against price movements due to changing interest rates. The Fund invests in mortgage-backed securities and asset-backed securities which are subject to the risks of prepayment, defaults, changing interest rates and at times, the financial condition of the issuer. The Fund invests in foreign securities which carry the associated risks of economic and political instability, market liquidity, currency volatility and differences in accounting standards. The Fund invests in repurchase agreements which are considered loans by the Fund and may suffer a loss of principal and interest in the event of counterparty defaults. The Fund invests in municipal securities which may be affected by uncertainties in the municipal market related to legislation or litigation involving the taxation of municipal securities or the rights of municipal security holders in the event of bankruptcy and may not be able to meet their obligations. The Fund may experience higher portfolio turnover which may lead to increased fund expenses, lower investment returns and higher short-term capital gains taxable to shareholders. Current and future portfolio holdings are subject to risk. The advisor engages the sub-advisor to manage the Fund’s portfolio; the sub-advisor’s judgment may impact the Fund’s performance. Idiosyncratic risk is the possibility that an unpredictable firm-specific risk factor has a negative impact on only that firm’s security prices.

A bankruptcy remote trust is a special-purpose vehicle that is formed to hold a defined group of assets and to protect them from being administered as property of a bankruptcy estate. Bankruptcy remote trusts are intended to separate the credit quality of assets upon which financing is based from the credit and bankruptcy risks of the entities involved in the financing.

Please consider the investment objectives, risks, charges and expenses of the fund carefully before investing. The prospectus and the summary prospectus contain this and other information about the Fund. To obtain a prospectus or a summary prospectus, contact your financial advisor or download and/or request one at TouchstoneInvestments.com/literature-center or call Touchstone at 800.638.8194. Please read the prospectus and/or summary prospectus carefully before investing.

Past performance is not indicative of future results. This should not be construed as investment advice.

Touchstone and Fort Washington are members of Western & Southern Financial Group

Touchstone Funds are distributed by Touchstone Securities, Inc.*

*A registered broker-dealer and member FINRA and SIPC

Not FDIC Insured | No Bank Guarantee | May Lose Value

© 2017, Touchstone Securities, Inc.

TSF-2336-1706